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As filed with the Securities and Exchange Commission on May 25, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1147325 (I.R.S. Employer Identification No.)
8410 West Bryn Mawr, Suite 700 Chicago, Illinois 60631 (773) 399-8900 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

LeRoy T. Carlson, Jr., Chairman United States Cellular Corporation c/o Telephone and Data Systems, Inc. 30 North LaSalle Street Chicago, Illinois 60602 (312) 630-1900	with a copy to: Stephen P. Fitzell, Esq. Sidley Austin Brown & Wood, LLP Bank One Plaza Chicago, Illinois 60603 (312) 853-7000
(Names, addresses, including zip codes, and telephone numbers, including area code, of agent's for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt Securities	$500,000,000(1)	(2)	$500,000,000(1)	$63,350(3)

(1)
This Registration Statement also covers (i) contracts which may be issued by the Registrant in connection with the issuance of Debt Securities, including contracts for the delayed delivery of such securities, (ii) such indeterminate amount of Debt Securities that may be remarketed under a remarketing arrangement, and (iii) such indeterminate amount of securities as may be issued in exchange for the securities registered hereunder. No additional consideration will be received by the registrant for any such contracts, remarketed securities or securities that may be issued in exchange for the Debt Securities. In no event will the aggregate offering price of the securities issued under this Registration Statement exceed $500,000,000, or the equivalent thereof in one or more foreign or composite currencies. If any Debt Securities are issued at an original issue discount, then additional Debt Securities may be issued so long as the aggregate initial offering price of all such Debt Securities, together with the initial offering price of all other securities registered and offered hereunder, does not exceed such amount.

(2)
The proposed maximum offering price per unit is omitted pursuant to General Instruction II(D) of Form S-3 and Rule 457(o) under the Securities Act and will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)
The registration fee has been calculated in accordance with Regulation 457(o) under the Securities Act of 1933 and reflects the offering price rather than the principal amount of any Debt Securities which may be issued at a discount. A filing fee of $16,100 was previously paid by the Registrant in connection with Registration No. 333-98921, initially filed August 29, 2002 and subsequently withdrawn on January 22, 2003 prior to any offering or sale of securities thereunder. Pursuant to Rule 457(p) under the Securities Act of 1933, the Registrant offset $10,604 of such $16,100 against the filing fee due for the Registration Statement on Form S-8 (No. 333-105675) filed on May 30, 2003. Accordingly, a balance of $5,496 remains available from the filing fee paid with respect to Registration No. 333-98921. Pursuant to Rule 457(p), the Registrant hereby offsets $5,496 of such previously paid filing fee against the total amount of the filing fee due for this Registration Statement.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Preliminary, Subject to Completion, Dated May 25, 2004

United States Cellular Corporation

DEBT SECURITIES

        We may use this Prospectus from time to time to offer, on a delayed or periodic basis, debt securities consisting of debentures, notes, bonds and/or other evidences of indebtedness. The aggregate initial offering price of all securities will not exceed U.S. $500,000,000 or its equivalent in any other currency or units based on or relating to foreign currencies. We may offer debt securities in one or more series in amounts, at prices and on terms to be determined at the time of sale. The following information about offered securities will be set forth in a Prospectus Supplement that will accompany this Prospectus: the specific designation, aggregate principal amount, currency denomination, maturity, interest rate—which may be fixed or variable, time of payment of interest, if any, any terms for redemption at our option or the holder's option, any terms for sinking fund payments, whether such securities are exchangeable into other securities, the initial public offering price and any other terms of the securities and the offering.

        Securities issued under the Indenture described in this Prospectus are expected to be unsecured and to rank pari passu with all of our other unsecured and unsubordinated indebtedness. As described in this Prospectus, any subordinated debt securities would be issued under a separate indenture.

        The debt securities are expected to be issued only in registered form. All or a portion of the debt securities of any series may be issued to a depository as a global security and may be exchangeable for physical securities only under limited conditions.

        We may sell securities to or through underwriters or dealers, and also may sell securities to other purchasers directly or through agents. An accompanying Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the debt securities offered hereby, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters, dealers or agents.

        Our Common Shares are listed for trading on the American Stock Exchange under the symbol "USM". The relevant Prospectus Supplement will contain information, if applicable, as to whether the debt securities offered will be listed for trading on the American Stock Exchange or on any other securities exchange or other market.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                           , 2004

FORWARD LOOKING STATEMENTS

        This Prospectus and the documents incorporated by reference herein contain statements that are not based on historical fact, including the words "believes," "anticipates," "intends," "expects," and similar words. These statements constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be significantly different from any future results, events or developments expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following risks:

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  Increases in the level of competition in the markets in which U.S. Cellular operates could adversely affect its revenues or increase its costs to compete.

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  Consolidation in the wireless industry may create stronger competitors both operationally and financially which could adversely affect U.S. Cellular's revenues and increase its costs to compete.

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  Advances or changes in telecommunications technology could render certain technologies used by U.S. Cellular obsolete, could reduce its revenues or could increase its cost of doing business.

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  Changes in the telecommunications regulatory environment, such as wireless number portability and E-911 services, could adversely affect U.S. Cellular's financial condition or results of operations or ability to do business.

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  Changes in U.S. Cellular's enterprise value, changes in the supply or demand of the market for wireless licenses, adverse developments in U.S. Cellular's business or the wireless industry and/or other factors could require U.S. Cellular to recognize impairments in the carrying value of U.S. Cellular's investment in licenses, goodwill and/or physical assets.

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  Conversions of debt, early redemptions of debt or repurchases of debt, changes in prepaid forward contracts, operating leases, purchase obligations or other factors or developments could cause the amounts reported under Contractual Obligations in U.S. Cellular's Annual Report on Form 10-K for the year ended December 31, 2003, as amended, to be different from the amounts presented.

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  Changes in accounting standards or U.S. Cellular's accounting policies, estimates and/or the assumptions underlying the accounting estimates, including those described under Application of Critical Accounting Policies and Estimates in U.S. Cellular's Annual Report on Form 10-K for the year ended December 31, 2003, as amended, could have a material effect on its financial condition, changes in financial condition and results of operations.

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  Settlements, judgments, restraints on its current or future manner of doing business and/or legal costs resulting from pending or future litigation could have an adverse effect on U.S. Cellular's financial condition, results of operations or ability to do business.

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  Costs, integration problems or other factors associated with acquisitions/divestitures of properties and or licenses could have an adverse effect on U.S. Cellular's financial condition or results of operations.

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  Changes in prices, the number of wireless customers, average revenue per unit, penetration rates, churn rates, selling expenses and net customer retention costs associated with wireless number portability, roaming rates and the mix of products and services offered in wireless markets could have an adverse effect on U.S. Cellular's operations.

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  Changes in roaming partners' rates, and the ability to provide voice and data services on other carriers' networks could have an adverse effect on U.S. Cellular's operations.

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  Changes in competitive factors with national and global wireless carriers could result in product and cost disadvantages and could have an adverse effect on U.S. Cellular's operations.

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  Lack of standards and roaming agreements for wireless data products could place U.S. Cellular's data services offerings at a disadvantage to those offered by other wireless carriers with more nationwide service territories.

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  Changes in guidance or interpretations of accounting requirements, changes in industry practice or changes in management assumptions could require amendments to or restatements of disclosures or financial information included in this or prior filings with the SEC.

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  Uncertainty of access to capital for telecommunications companies, deterioration in the capital markets, other changes in market conditions, changes in U.S. Cellular's credit ratings or other factors could limit or restrict the availability of financing on terms and prices acceptable to it, which could require it to reduce its construction, development and acquisition programs.

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  Changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments could have an adverse effect on U.S. Cellular's financial condition and results of operations.

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  War, conflicts, hostilities and/or terrorist attacks could have an adverse effect on U.S. Cellular's business.

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  Changes in general economic and business conditions, both nationally and in the markets in which U.S. Cellular operates, could have an adverse effect on U.S. Cellular's business.

        Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by U.S. Cellular with the Securities and Exchange Commission and incorporated by reference herein. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. Readers should evaluate any statements in light of these important factors.

        You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date of such Prospectus, and neither the mailing of this Prospectus to shareholders nor the issuance of any securities hereunder shall create any implication to the contrary. This Prospectus does not offer to buy or sell securities in any jurisdiction where it is unlawful to do so.

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SUMMARY

        This summary highlights selected information from this document and does not contain all of the information that is important to you. You should carefully read this entire document and the documents incorporated by reference in this document. See "Where You Can Find More Information."

U.S. Cellular

        U.S. Cellular provides wireless telephone service to more than 4.5 million customer units through wireless systems serving 178 majority-owned areas licensed by the Federal Communications Commission as of March 31, 2004. U.S. Cellular's business development strategy is to operate controlling interests in the wireless licenses in areas adjacent to or in proximity to its other licenses, thereby building contiguous operating market areas. The address of U.S. Cellular is 8410 West Bryn Mawr, Suite 700, Chicago, Illinois 60631; and its telephone number is (773) 399-8900.

The Securities We May Offer

        We may offer from time to time, on a delayed or continuous basis, up to $500,000,000 in debt securities consisting of debentures, notes, bonds and/or other evidences of indebtedness. This Prospectus describes the general terms of the debt securities that we may offer under the terms of the Indenture which has been filed as an exhibit to the registration statement of which this Prospectus is a part.

Rank of Securities

        Securities issued under the Indenture described in this Prospectus are expected to be unsecured and to rank pari passu with all other unsecured and unsubordinated indebtedness of U.S. Cellular. Any subordinated debt securities would be issued under a separate indenture.

Designation and Specific Terms of Series of Securities

        The following information about offered securities will be included in a Prospectus Supplement that will accompany this Prospectus: the specific designation, aggregate principal amount, currency denomination, maturity, interest rate—which may be fixed or variable, time of payment of interest, if any, any terms for redemption at our option or the holder's option, any terms for sinking fund payments, whether such securities are exchangeable into other securities, the initial public offering price and any other terms of the securities and the offering.

U.S. CELLULAR

        U.S. Cellular provides wireless telephone service to more than 4.5 million customer units through wireless systems serving 178 majority-owned areas licensed by the Federal Communications Commission as of March 31, 2004. U.S. Cellular's business development strategy is to operate controlling interests in the wireless licenses in areas adjacent to or in proximity to its other licenses, thereby building contiguous operating market areas. The Company was incorporated in Delaware in 1983 and is a majority owned subsidiary of Telephone and Data Systems, Inc. The address of U.S. Cellular is 8410 West Bryn Mawr, Suite 700, Chicago, Illinois 60631; and its telephone number is (773) 399-8900.

        For current selected financial information and other information about U.S. Cellular, see the U.S. Cellular Annual Report on Form 10-K for the most recent fiscal year, as amended, which includes certain portions of the U.S. Cellular Annual Report to Shareholders, as incorporated by reference herein. See "Where You Can Find More Information" above.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying Prospectus Supplement, the net proceeds to be received by U.S. Cellular from the sale of debt securities offered by this Prospectus will be used by us principally for general corporate purposes, including the reduction of long-term debt such as the 7.25% notes or the 6% zero coupon convertible debentures; in connection with our acquisition, construction and development programs; for the reduction of short-term debt; for working capital; or to provide additional investments in our subsidiaries. Until the proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term investment securities.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for each of the years ended December 31, 2003 through 1999 and for the three months ended March 31, 2004.

Three Months Ended March 31,	Year Ended December 31,
2004	2003	2002	2001	2000	1999
1.35x	2.03x (1)	— (2)	7.24x (1)	8.25x (1)	11.74x

(1)
As Restated.

(2)
Earnings for the year ended December 31, 2002 were insufficient to cover fixed charges by $42.5 million. In the year ended December 31, 2002, we recognized a pre-tax loss on marketable securities and other investments of $295.5 million as a result of management's determination that unrealized losses with respect to the investments were other than temporary and a write-off of a note receivable.

        For purposes of calculating this ratio, earnings consist of net income from continuing operations before income taxes, fixed charges, distributions from minority investments and amortization of capitalized interest, less equity in undistributed earnings of unconsolidated investments, minority interest in pretax income of subsidiaries that have not incurred fixed charges, capitalized interest and preferred dividend requirements. Fixed charges consist of interest expense, amortization of deferred debt expenses, estimated interest portion of rentals and preferred dividends of majority-owned subsidiaries.

DESCRIPTION OF DEBT SECURITIES

        We expect to issue the debt securities under an Indenture dated June 1, 2002 between U.S. Cellular and BNY Midwest Trust Company, as Trustee, the form of which has been incorporated by reference as an exhibit to the registration statement of which this Prospectus is a part. The following is a summary of the material terms of the Indenture relating to unsubordinated debt securities.

        The statements contained in this prospectus relating to the Indenture and the debt securities we may issue are summaries and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture (including those terms made a part of the Indenture by reference to the Trust Indenture Act of 1939) and the other instruments defining the rights of holders of specific debt securities to be filed with the SEC at the time that such debt securities are issued. You should read the Indenture and such other documents for information that may be important to you before you buy any debt securities.

General

        The debt securities that we may issue under the Indenture include debentures, notes, bonds and other evidences of indebtedness.

        The Indenture does not limit the aggregate principal amount of securities, secured or unsecured, which we may issue under the Indenture or otherwise.

        We may issue debt securities under the Indenture from time to time in one or more series or tranches thereof, as authorized by a resolution of our board of directors and as set forth in a company order or one or more supplemental indentures creating such series.

        Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits us to increase the principal amount of any series of securities previously issued and to issue such increased principal amount.

        The securities may be denominated and payable in foreign currencies or units based on or relating to foreign currencies.

        We will describe any special United States federal income tax considerations applicable to the securities in the Prospectus Supplement relating to those securities.

        Debt securities issued under the Indenture are expected to be unsecured obligations of U.S. Cellular and to rank pari passu with all other unsecured debt of U.S. Cellular.

        However, because U.S. Cellular is a holding company, the right of U.S. Cellular, and hence the right of the creditors of U.S. Cellular (including the holders of securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of U.S. Cellular as a creditor of such subsidiary may be recognized.

        There is no restriction in the Indenture against U.S. Cellular or its subsidiaries incurring secured or unsecured indebtedness or issuing secured or unsecured securities.

        The debt securities will be our direct obligations and may include debentures, notes, bonds and/or other evidences of indebtedness.

        The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended.

Designation of Terms of Securities

        We will execute a company order and/or a supplemental indenture relating to a particular series of debt securities if and when we issue any debt securities.

        We will describe the particular terms of each series of debt securities in a Prospectus Supplement relating to that series.

        We can issue these securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.

        We will set forth in a Prospectus Supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

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  the title and designation of such debt securities and series;

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  any limitations on the aggregate principal amount of the debt securities of any series;

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  the stated maturity or maturities of such series;

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  the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders to whom interest is payable on any such interest payment date;

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  the interest rate or rates, which may be fixed or variable, or method of calculation of such rate or rates, for such series;

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  the terms, if any, regarding the redemption, purchase or repayment of such series;

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  whether or not the debt securities of such series will be issued in whole or in part in the form of a global security and, if so, the depositary for such global security and the related procedures with respect to transfer and exchange of such global security;

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  the form of the debt securities of such series;

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  the maximum annual interest rate, if any, of the debt securities permitted for such series;

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  whether the debt securities of such series shall be subject to periodic offering;

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  the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest on the debt securities of such series will be payable, if other than dollars;

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  any other information necessary to complete the debt securities of such series;

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  the establishment of any office or agency at which the principal of and interest, if any, on debt securities of that series will be payable;

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  if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

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  the obligations or instruments, if any, which may be eligible for use in defeasance of any debt securities in respect of the debt securities of a series denominated in a currency other than dollars or in a composite currency;

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  whether or not the debt securities of such series will be issued as original issue discount securities and the terms thereof, including the portion of the principal amount thereof which will be payable upon declaration of acceleration of the maturity;

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  whether the principal of and premium, if any, or interest, if any, on such debt securities is payable, at the election of U.S. Cellular or the holder thereof, in coin or currency, including composite currencies, other than that in which the debt securities are stated to be payable;

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  whether the amount of payment of principal of and premium, if any, or interest, if any, on such debt securities may be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which the debt securities are stated to be payable;

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  any addition to, or modification or deletion of, any covenants or terms to the Indenture, including events of default with respect to the debt securities of the series;

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  the terms and conditions, if any, pursuant to which the debt securities of the series are secured;

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  whether the debt securities of the series will be exchangeable into other securities and, if so, the terms and conditions upon which such securities will be exchangeable; and

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  any other terms of such series not inconsistent with the Indenture.

        We may issue debt securities at a discount below their stated principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In that event, we will describe any material federal income tax considerations and other material considerations in the applicable Prospectus Supplement.

Form, Exchange, Registration and Transfer

        Debt securities in definitive form will be issued as registered securities without coupons in denominations of $1,000 unless otherwise specified in an accompanying Prospectus Supplement and will be authenticated by the Trustee.

        You may present debt securities for registration of transfer, with the form of transfer endorsed thereon duly executed, or exchange, at the office of the security registrar, without service charge and upon payment of any taxes and other governmental charges.

        Such transfer or exchange will be effected upon U.S. Cellular or the security registrar being satisfied with the documents of title and identity of the person making the request.

        It is expected that the security register will be maintained by the Trustee at its offices in New York, New York.

        We may change the securities registrar and the place for registration of transfer and exchange of the debt securities and may designate one or more additional places for such registration and exchange.

        We will not be required to:

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  issue, register the transfer of or exchange any debt security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding debt securities and ending at the close of business on the day of such mailing, or

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  register the transfer of or exchange any debt securities or portions thereof called for redemption in whole or in part.

Payment and Paying Agents

        You will receive payment of principal of and premium, if any, on any debt security only against surrender by you to the paying agent of such debt security.

        Principal of and any premium and interest on any debt security will be payable at the office of such paying agent or paying agents as we may designate from time to time, except that at our option, we may pay any interest by check mailed to the address of the person entitled thereto as such address will appear in the security register with respect to such debt security.

        It is expected that the Trustee will act as paying agent with respect to debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.

        All moneys paid by us to a paying agent for the payment of the principal of and premium, if any, or interest, if any, on any debt securities that remain unclaimed at the end of two years after such principal, premium, if any, or interest will have become due and payable, subject to applicable law, will be repaid to us and the holder of such debt security will thereafter look only to us for payment thereof.

Book-Entry Debt Securities

        Except under the circumstances described below, the debt securities may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depository as we may designate and registered in the name of a nominee of such depository.

        It is expected that Depository Trust Company will be the designated depository. Information about the designated depository will be set forth in the Prospectus Supplement.

        Book-entry debt securities represented by a global security will not be exchangeable for certificated notes and, except as set forth below or in the Prospectus Supplement, will not otherwise be issuable as certificated notes. Except as set forth below or in the Prospectus Supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual book-entry debt securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of any such book-entry security and will not be considered the owners thereof under the Indenture, including, without limitation, for purposes of consenting to any amendment thereof or supplement thereto.

        So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the sole owner of the individual book-entry debt securities represented by such global security for all purposes under the Indenture.

        None of U.S. Cellular, the Trustee nor any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the depository's records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        Payments of principal of and premium, if any, and any interest on individual book-entry debt securities represented by a global security will be made to the depository or its nominee, as the case may be, as the owner of such global security.

        If the designated depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed, we will issue individual certificated notes in exchange for the global note representing the corresponding book-entry debt securities.

        In addition, we may at any time and in our sole discretion determine not to have any debt securities represented by the global security and, in such event, will issue individual certificated notes in exchange for the global security representing the corresponding book-entry debt securities. In any such instance, an owner of a book-entry security represented by a global security will be entitled to physical delivery of individual certificated notes equal in principal amount to such book-entry security and to have such certificated notes registered in his or her name.

Modification of the Indenture

        With the Consent of Securityholders.    The Indenture contains provisions permitting U.S. Cellular and the Trustee, with the consent of the holders of not less than a majority in principal amount of debt securities of each series that are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of debt securities. However, no such modification, without the consent of the holder of each outstanding security affected thereby, may:

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  extend the fixed maturity of any debt securities of any series;

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  reduce the principal amount of any debt securities of any series;

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  reduce the rate or extend the time of payment of interest on any debt securities of any series;

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  reduce any premium payable upon the redemption of any debt securities of any series;

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  reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity of any debt securities of any series;

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  reduce the percentage of holders of aggregate principal amount of debt securities which are required to consent to any such supplemental indenture; or

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  reduce the percentage of holders of aggregate principal amount of debt securities which are required to waive any default and its consequences.

        Without the Consent of Securityholders.    In addition, U.S. Cellular and the Trustee may execute, without the consent of any holder of debt securities, any supplemental indenture for certain other usual purposes, including:

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  to evidence the succession of another person to U.S. Cellular or a successor to U.S. Cellular, and the assumption by any such successor of the covenants of U.S. Cellular contained in the Indenture or otherwise established with respect to the debt securities;

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  to add to the covenants of U.S. Cellular further covenants, restrictions, conditions or provisions for the protection of the holders of the debt securities of all or any series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in the Indenture;

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  to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture as are not inconsistent with the provisions of the Indenture and will not adversely affect the rights of the holders of the Securities of any series which are outstanding in any material respect;

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  to change or eliminate any of the provisions of the Indenture or to add any new provision to the Indenture, except that such change, elimination or addition will become effective only as to debt securities issued pursuant to or subsequent to such supplemental indenture unless such change, elimination or addition does not adversely affect the rights of any securityholder of outstanding debt securities in any material respect;

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  to establish the form or terms of debt securities of any series as permitted by the Indenture;

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  to add any additional Events of Default with respect to all or any series of outstanding securities;

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  to add guarantees with respect to debt securities or to release a guarantor from guarantees in accordance with the terms of the applicable series of debt securities;

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  to secure a series of debt securities by conveying, assigning, pledging or mortgaging property or assets to the Trustee as collateral security for such series of debt securities;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to provide for the authentication and delivery of bearer securities and coupons representing interest, if any, on such securities, and for the procedures for the registration, exchange and replacement of such securities, and for the giving of notice to, and the solicitation of the vote or consent of, the holders of such securities, and for any other matters incidental thereto;

  •
  to evidence and provide for the acceptance of appointment by a separate or successor Trustee with respect to the debt securities and to add to or change any of the provisions of the Indenture as may be necessary to provide for or facilitate the administration of the trusts by more than one Trustee;

  •
  to change any place or places where

  •
  the principal of and premium, if any, and interest, if any, on all or any series of debt securities will be payable,

  •
  all or any series of debt securities may be surrendered for registration of transfer,

  •
  all or any series of debt securities may be surrendered for exchange, and

  •
  notices and demands to or upon U.S. Cellular in respect of all or any series of debt securities and the Indenture may be served, which must be located in New York, New York or be the principal office of U.S. Cellular;

  •
  to provide for the payment by U.S. Cellular of additional amounts in respect of certain taxes imposed on certain holders and for the treatment of such additional amounts as interest and for all matters incidental thereto;

  •
  to provide for the issuance of debt securities denominated in a currency other than dollars or in a composite currency and for all matters incidental thereto; or

  •
  to comply with any requirements of the SEC or the Trust Indenture Act of 1939, as amended.

Covenants

        Except as may be set forth in a Prospectus Supplement relating to a series of debt securities, the Indenture does not include any covenants restricting or providing any additional rights to holders of debt securities in the event of a merger or similar transaction involving U.S. Cellular or the granting of security interests or a sale and leaseback transaction by U.S. Cellular.

Events of Default

        The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of debt securities:

  •
  failure for 30 days to pay interest on debt securities of that series when due and payable; or

  •
  failure for three business days to pay principal or premium, if any, on debt securities of that series when due and payable whether at maturity, upon redemption, pursuant to any sinking fund obligation, by declaration or otherwise; or

  •
  failure by U.S. Cellular to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to U.S. Cellular from the Trustee or the holders of at least 33% in principal amount of the outstanding debt securities of that series; or

  •
  certain events involving bankruptcy, insolvency or reorganization of U.S. Cellular; or

  •
  any other event of default provided for in a series of debt securities.

        Except as may otherwise be set forth in a Prospectus Supplement, the Trustee or the holders of not less than 33% in aggregate outstanding principal amount of any particular series of debt securities may declare the principal due and payable immediately upon an Event of Default with respect to such series. Holders of a majority in aggregate outstanding principal amount of such series may annul any such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee.

        The holders of a majority in aggregate outstanding principal amount of any series of debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series.

        Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default will occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the debt securities, unless such holders will have offered to the Trustee indemnity satisfactory to it.

        The holders of a majority in aggregate outstanding principal amount of any series of debt securities affected thereby may, on behalf of the holders of all debt securities of such series, waive any past default, except as discussed in the following paragraph.

        The holders of a majority in aggregate outstanding principal amount of any series of debt securities affected thereby may not waive a default in the payment of principal, premium, if any, or interest when due otherwise than by

  •
  acceleration, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee; or

  •
  a call for redemption or any series of debt securities.

        We are required to file annually with the Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the Indenture.

Consolidation, Merger and Sale

        The Indenture does not contain any covenant that restricts our ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of our assets to any person, firm or corporation or otherwise engage in restructuring transactions.

        The successor corporation must assume due and punctual payment of principal or premium, if any, and interest on the debt securities.

Defeasance

        Debt securities of any series may be defeased in accordance with their terms and, unless the supplemental indenture or company order establishing the terms of such series otherwise provides, as set forth below.

        We at any time may terminate as to a series our obligations with respect to the debt securities of that series under any restrictive covenant which may be applicable to that particular series, commonly known as "covenant defeasance." All of our other obligations would continue to be applicable to such series.

        We at any time may also terminate as to a series substantially all of our obligations with respect to the debt securities of such series and the Indenture, commonly known as "legal defeasance." However, in legal defeasance, certain of our obligations would not be terminated, including our obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a security, to replace destroyed, lost or stolen debt securities and to maintain agencies in respect of the debt securities.

        We may exercise our legal defeasance option notwithstanding our prior exercise of any covenant defeasance option.

        If we exercise a defeasance option, the particular series will not be accelerated because of an event that, prior to such defeasance, would have constituted an Event of Default.

        To exercise either of our defeasance options as to a series, we must irrevocably deposit in trust with the Trustee or any paying agent money, certain eligible obligations as specified in the Indenture, or a combination thereof, in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the debt securities of such series that are outstanding.

        Such defeasance or discharge may occur only if, among other things, we have delivered to the Trustee an opinion of counsel stating that:

  •
  the holders of such debt securities will not recognize gain, loss or income for federal income tax purposes as a result of the satisfaction and discharge of the Indenture with respect to such series, and

  •
  such holders will realize gain, loss or income on such debt securities, including payments of interest thereon, in the same amounts and in the same manner and at the same time as would have been the case if such satisfaction and discharge had not occurred.

        The amount of money and eligible obligations on deposit with the Trustee may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default if:

  •
  we exercise our option to effect a covenant defeasance with respect to the debt securities of any series, and

  •
  the debt securities of that series are thereafter declared due and payable because of the occurrence of any Event of Default.

        In such event, we would remain liable for such payments.

Governing Law

        The Indenture and the debt securities issued thereunder will be governed by the laws of the State of Illinois.

Concerning the Trustee

        BNY Midwest Trust Company, the trustee under the Indenture, is an affiliate of The Bank of New York, which is one of a number of banks with which U.S. Cellular and its subsidiaries maintain ordinary banking relationships including, in certain cases, credit facilities. In connection therewith, we utilize or may utilize some of the banking and other services offered by The Bank of New York or its affiliates, including BNY Midwest Trust Company, in the normal course of business, including securities custody services.

        BNY Midwest Trust Company is Trustee with respect to U.S. Cellular's 8.75% Senior Notes due 2032 and 6.70% Senior Notes due 2033, that were issued under the Indenture.

        BNY Midwest Trust Company is also Trustee with respect to the Liquid Yield Option™ Notes ("LYONS") of U.S. Cellular. These notes were issued pursuant to an Indenture dated as of June 1, 1995, as supplemented, between U.S. Cellular and BNY Midwest Trust Company, successor to Harris Trust and Savings Bank, as trustee, relating to the LYONS. None of the debt securities to be issued pursuant to this Prospectus will be issued under that prior indenture.

Indebtedness under Other Indentures

        We also have outstanding approximately $250 million of 7 1/4% notes due August 15, 2007. These senior notes were issued under an indenture, dated July 31, 1997, between U.S. Cellular and Bank One Trust Company, as successor to the First National Bank of Chicago. None of the debt securities to be issued pursuant to this Prospectus will be issued pursuant to this prior indenture.

        In addition, we have outstanding approximately $160 million in accreted value of 6% zero coupon convertible Liquid Yield Option Notes (LYONs) that are due June 15, 2015. These notes are subordinated to senior debt and were issued under an indenture dated June 1, 1995, between U.S. Cellular and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank.

        For information about our prior indentures and the debt securities issued thereunder, see documents filed by U.S. Cellular under the Securities Exchange Act of 1934. See "Where You Can Find More Information."

PLAN OF DISTRIBUTION

        We may sell debt securities being offered hereby:

  •
  directly to purchasers,

  •
  through agents,

  •
  through underwriters and

  •
  through dealers.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Directly to Purchasers

        Offers to purchase debt securities may be solicited directly by U.S. Cellular and sales thereof may be made by U.S. Cellular directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Any purchasers of such securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities.

Agents

        Offers to purchase debt securities may be solicited by agents designated by U.S. Cellular from time to time. Any such agent involved in the offer or sale of the debt securities in respect of which this Prospectus is delivered will be named, and any commissions payable by U.S. Cellular to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

Underwriters

        If underwriters are utilized in the sale, U.S. Cellular will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the debt securities in respect of which this Prospectus is delivered to the public. Any underwriters will acquire debt securities for their own account and may resell such debt securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the debt securities offered thereby. If any underwriters are utilized in the sale of the debt securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of debt securities will be obligated to purchase all such debt securities, if any are purchased.

Dealers

        If a dealer is utilized in the sale of the debt securities in respect of which this Prospectus is delivered, U.S. Cellular will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus

Supplement relating to those offers and sales. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Delayed Delivery Contracts

        If so indicated in the Prospectus Supplement, U.S. Cellular will authorize agents and underwriters to solicit offers by certain institutions to purchase debt securities from U.S. Cellular at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the Prospectus Supplement.

        Each delayed delivery contract will be for an amount not less than, and unless U.S. Cellular otherwise agrees the aggregate principal amount of debt securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of U.S. Cellular.

        Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

        A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of debt securities pursuant to delayed delivery contracts accepted by U.S. Cellular.

Remarketing

        Securities may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment in connection with their terms, or otherwise, by one or more firms "remarketing firms," acting as principals for their own accounts or as agents for us and/or any selling shareholders. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed by them.

General Information

        Each series of debt securities will be a new issue and may have no established trading market. Unless otherwise specified in a related Prospectus Supplement, we will not be obligated to take any action to list any series of debt securities on an exchange or to otherwise facilitate a trading market for such securities. We cannot assure you that there will be any liquidity in the trading market for any of the securities. Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us, our subsidiaries and/or any selling shareholders in the ordinary course of their businesses. The place, time of delivery and other terms of the sale of the offered securities will be described in the applicable Prospectus Supplement. In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers.

        In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with. Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Agents, underwriters and dealers may be entitled under agreements entered into with U.S. Cellular to indemnification by U.S. Cellular against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. In addition, directors, officers and controlling persons of U.S. Cellular are entitled under the U.S. Cellular charter and bylaws and Delaware law to indemnification for civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the debt securities offered hereby will be passed upon for U.S. Cellular by Sidley Austin Brown & Wood LLP, Chicago, Illinois. U.S. Cellular is controlled by Telephone and Data Systems, Inc. ("TDS"). The following persons are members of this firm: Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS, the non-executive chairman of the board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of the Company and certain subsidiaries of TDS. Walter C.D. Carlson does not perform any legal services for TDS, U.S. Cellular or their subsidiaries.

EXPERTS

        The consolidated financial statements as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003 incorporated in this Prospectus by reference to United States Cellular Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, as amended, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements for the year ending December 31, 2001 incorporated in this Prospectus by reference to United States Cellular Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, as amended, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein.

        On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the federal government's investigation of Enron Corp. On June 15, 2002, a jury returned with a guilty verdict against Arthur Andersen following a trial and Arthur Andersen has since ceased operations. As a public company, we are required to file with the SEC periodic financial statements audited or reviewed by an independent registered public accounting firm. On May 23, 2002, we dismissed Arthur Andersen as our independent auditors, and engaged PricewaterhouseCoopers LLP as our new independent registered public accounting firm in 2002. However, we are incorporating in this Prospectus financial statements for 2001 that were audited by Arthur Andersen. Purchasers of any debt securities offered under this Prospectus may be unable to obtain recoveries from Arthur Andersen with respect to its audits of U.S. Cellular's financial statements as a result of its conviction in the Enron matter. In addition, Arthur Andersen has not performed any procedures in connection with this Prospectus or the registration statement of which this Prospectus is a part and has not consented to the incorporation by reference of its reports in this Prospectus, and therefore, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein. See "Change in Accountants."

CHANGE IN ACCOUNTANTS

        As reported in our 8-K dated May 23, 2002, which is incorporated by reference herein, on May 23, 2002, U.S. Cellular dismissed Arthur Andersen as U.S. Cellular's independent auditors and engaged PricewaterhouseCoopers LLP, to serve as its new independent registered public accounting firm beginning in 2002. This action was taken by the U.S. Cellular Board of Directors based on the recommendation of U.S. Cellular's audit committee, and approved by TDS, the parent company of U.S. Cellular, pursuant to the terms of an Intercompany Agreement between TDS and U.S. Cellular.

        Arthur Andersen's report on our consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the year ended December 31, 2001 and the interim period between December 31, 2001 and May 23, 2002, there were no disagreements between U.S. Cellular and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the year ended December 31, 2001 and the interim period between December 31, 2001 and May 23, 2002, we did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov. Our Common Shares are listed for trading on the American Stock Exchange under the symbol "USM." You may also inspect our public documents at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006. In addition, our 6% zero coupon convertible Liquid Yield Option Notes, or LYONs, are also listed on the American Stock Exchange under the symbol "USM.B" and our 8.75% Senior Notes due 2032 are listed on the New York Stock Exchange under the symbol "UZG."

        We filed a Registration Statement related to the offering described in this Prospectus. As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the Exhibits thereto for further information. This document is qualified in its entirety by such other information.

        The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

        This Prospectus incorporates by reference the document set forth below that has been previously filed with the SEC. These documents contain important information about our business and finances.

  1.
  U.S. Cellular's Annual Report on Form 10-K for the year ended December 31, 2003, as amended.

  2.
  U.S. Cellular's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

  3.
  U.S. Cellular's Current Reports on Form 8-K dated February 4, 2004, April 19, 2004, April 28, 2004 and May 14, 2004.

        This Prospectus also incorporates by reference additional documents that may be filed by us with the SEC between the date of this Prospectus and the date our offering is completed.

        You may obtain copies of such documents which are incorporated by reference in this Prospectus (other than exhibits thereto which are not specifically incorporated by reference herein), without charge, upon written or oral request to External Reporting, United States Cellular Corporation, 8410 West Bryn Mawr, Suite 700, Chicago, Illinois 60631, (773) 399-8900. In order to ensure delivery of documents, any request therefor should be made not later than five business days prior to making an investment decision.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The expenses in connection with the issuance and distribution of the securities being registered are:

Securities and Exchange Commission Registration Fee	$63,350
Rating Agency Fees	150,000	*
Trustee Fees and Expenses	15,000	*
Printing Expenses	90,000	*
Legal Fees and Expenses	65,000	*
Accounting Fees and Expenses	25,000	*
Listing Fees	65,000	*
Miscellaneous	6,650	*

	$480,000

*
Estimated

Item 15.    Indemnification of Directors and Officers

        The Registrant's Restated Certificate of Incorporation contains a provision providing that no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for breach of the director's or officer's duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

        The Restated Certificate of Incorporation also provides that the Registrant shall indemnify directors and officers of the Registrant, its consolidated subsidiaries and certain other related entities generally in the same manner and to the extent permitted by the Delaware General Corporation Law.

        Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a "derivative action"), and against expenses (including attorney's fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

        Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.

        Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

        The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

        The Registrant has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Registrant, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.    (a) Exhibits

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement. (1)
1.2	Form of Selling Agency Agreement. (1)
4.1	Form of Indenture is incorporated herein by reference to Exhibit 4.1 to U.S. Cellular's Registration Statement on Form S-3 (Registration No. 333-88344).
4.2	Form of Debt Security. (1)
4.3	Other instruments defining the rights of security-holders. (1)
5	Opinion of Sidley Austin Brown & Wood LLP.
12
Statements regarding computation of ratios are hereby incorporated by reference to Exhibit 12 to the Company's Annual Reports on Form 10-K for the years ended December 31, 2003, 2002, and 1999, as amended, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Statements regarding computation of ratios for the years ended December 31, 2001 and 2000 are hereby incorporated by reference to Exhibit 12 to the Company's Registration Statement on Form S-3 (Registration No. 333-98921).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Notice Regarding Consent of Former Accountants
23.3	Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5 above).
24	Powers of Attorney for certain officers and directors (included on signature page).
25
Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BNY Midwest Trust Company is incorporated herein by reference to Exhibit 25 to U.S. Cellular's Registration Statement on Form S-3 (Registration No. 333-88344).

(1)
To be filed by post-effective amendment or under cover of Form 8-K prior to the offer or sale of any securities hereunder, if applicable.

(b)
Schedules

        Report of Independent Registered Public Accounting Firm on Financial Statement Schedules*

Schedule I	Condensed Financial Information of Registrant—Balance Sheets as of December 31, 2003 and 2002, and Statements of Income and Statements of Cash Flows for each of the Three Years in the Period Ended December 31, 2003.*
Schedule II	Valuation and Qualifying Accounts for each of the Three Years in the Period Ended December 31, 2003.*

        All other schedules are omitted because they are not applicable or not required or because the required information is shown in the financial statements or notes thereto.

*
Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the Year Ended December 31, 2003, as amended.

Item 17.    Undertakings

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  If the securities to be registered are to be offered at competitive bidding, the undersigned registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

  (d)
  The undersigned registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

  (e)
  Insofar as indemnification for liabilities arising under the Securities Act or 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 25th day of May, 2004.

UNITED STATES CELLULAR CORPORATION
By	/s/ LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr., Chairman

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints LeRoy T. Carlson, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and/or any filings pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with, the appropriate applications, statements, consents and other documents as may be necessary or expedient to register securities of the Registrant for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of May, 2004.

Signature	Title

/s/ LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr.	Chairman and Director
/s/ JOHN E. ROONEY John E. Rooney	President and Chief Executive Officer and Director
/s/ KENNETH R. MEYERS Kenneth R. Meyers	Executive Vice President—Finance, Chief Financial Officer and Treasurer and Director
/s/ LEROY T. CARLSON LeRoy T. Carlson	Director

PAGE 1 OF 2 SIGNATURE PAGES TO FORM S-3 RELATING TO
U.S. CELLULAR DEBT SHELF REGISTRATION STATEMENT

Signature	Title

/s/ WALTER C.D. CARLSON Walter C.D. Carlson	Director
/s/ SANDRA L. HELTON Sandra L. Helton	Director
/s/ PAUL-HENRI DENUIT Paul-Henri Denuit	Director
/s/ J. SAMUEL CROWLEY J. Samuel Crowley	Director
/s/ HARRY J. HARCZAK, JR. Harry J. Harczak, Jr.	Director
/s/ THOMAS S. WEBER Thomas S. Weber	Vice President and Controller (principal accounting officer)

PAGE 2 OF 2 SIGNATURE PAGES TO FORM S-3 RELATING TO
U.S. CELLULAR DEBT SHELF REGISTRATION STATEMENT

INDEX TO EXHIBITS

Exhibit No.	Description of Document
5	Opinion of Sidley Austin Brown & Wood LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Notice Regarding Consent of Former Accountants
23.3	Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5 above)
24	Powers of Attorney for certain officers and directors (included on signature page)

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FORWARD LOOKING STATEMENTS
SUMMARY
U.S. CELLULAR
USE OF PROCEEDS
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
CHANGE IN ACCOUNTANTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. (a) Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS